DEBT SETTLEMENT AGREEMENT AND MUTUAL RELEASE

THIS DEBT SETTLEMENT AGREEMENT AND MUTUAL RELEASE (this "Agreement") is dated as of this 21st day of April, 2021, by and between **American Rebel Holdings, Inc.**, a Nevada corporation (the "Company") and **Digital Ally, Inc.**, a Nevada corporation (the "Creditor"). The Company and the Creditor are hereby sometimes collectively referred to as the "Parties" and each individually as a "Party."

WHEREAS, the Company borrowed $250,000 from Creditor pursuant to a 8% Secured Promissory Note dated October 1, 2020 (the "First Note");

WHEREAS, the Company borrowed an additional $250,000 from Creditor pursuant to a 8% Secured Promissory Note dated October 21, 2020 (the "Second Note")(the First Note and together with the Second Note, the "Notes");

WHEREAS, the Company was provided an advance of $117,600 from Creditor (the "Advance").

WHEREAS, the Company and Creditor acknowledge that the total amount owed by the Company to Creditor under the Notes and the Advance is ***$639,955.64***, including accrued interest at 8% per annum through the date of this Agreement (the "Debt").

NOW THEREFOR BE IT, that in consideration of the mutual covenants and promises made by the parties, the Company and Creditor agree as follows:

1. Acknowledgment of Debt. The parties agree the Debt is the total amount of all Debt and any other obligations owed by the Company to Creditor as of the date of this Agreement (the "Liabilities").

2. Settlement Amount. In return for cancellation of the Debt and Liabilities of the Company to Creditor, the Company will pay Creditor the amount of the Debt by wire transfer within twenty-four hours of execution of this Agreement.

3. Release. Upon payment of the Debt (the "Effective Date"), Creditor cancels the Debt and Liabilities the Company may owe to Creditor and the parties release each other as follows:

a. On the Effective Date, Creditor releases, discharges and covenants not to sue or cause others to sue the Company and its past, present or future agents, officers, directors, employees, successors, attorneys, representatives or assigns, or any one or more of them (the "Creditor Releases"), on any and all claims, actions, causes of actions, suits, debts, sums of money, accounts, covenants, contracts, agreements, representations, warranties, damages, injuries, liabilities and demands whatsoever, in law or in equity, whether known or unknown, contingent or fixed, liquidated or unliquidated, arising out of any events occurring from the beginning of time to the date of this Agreement, including without limitation, those matters related to or arising out of any purported or

actual oral or written agreement or any past, present or future business activities between Creditor and the Company. This release of liability shall exclude claims to enforce or protect the rights and duties created by this Agreement. Further, the release from Creditor to the Company in this Agreement shall become effective on the date hereof provided that during the period of ninety-one (91) days after receipt of the entire settlement payment by Creditor (i) no case has been commenced by or against the Company under Chapter 7 or 11 of the US Bankruptcy Code within such ninety-one day period and (ii) as a result of such action, no subsequent action has been commenced to avoid or otherwise recover the payment from Creditor under Chapter 7, Chapter 11, any Nevada, Kansas, or Tennessee State Debtor-Creditor Law or otherwise. In the event that items (i) or (ii) as set forth herein occur during the 91 day period, then the release from Creditor to the Company shall be void *ab initio*.

b. On the Effective Date, the Company releases, discharges and covenants not to sue or cause others to sue Creditor and its past, present or future agents, officers, directors, employees, successors, attorneys, representatives or assigns, or any one or more of them (the "Company Releases"), on any and all claims, actions, causes of actions, suits, debts, sums of money, accounts, covenants, contracts, agreements, representations, warranties, damages, injuries, liabilities and demands whatsoever, in law or in equity, whether known or unknown, contingent or fixed, liquidated or unliquidated, arising out of any events occurring from the beginning of time to the date of this Agreement, including without limitation, those matters related to or arising out of any purported or actual oral or written agreement or any past, present or future business activities between the Company and Creditor. This release of liability shall exclude claims to enforce or protect the rights and duties created by this Agreement.

c. Collectively the Creditor Releases and Company Releases are referred to as the "Released Parties."

4. Time is of the Essence. **Time is of the essence with respect to all agreements and obligations of the Parties contained herein.**

5. Entire Agreement; Written Modifications Only. This Agreement and the documents referred to, contemplated, or required herein, constitute the sole and entire agreement between the Parties with respect to the subject matter hereof, and there are no other covenants, promises, agreements or understandings regarding the same. This Agreement, including the provisions of this Section, may not be modified except by written amendment to this Agreement signed by the Parties affected by the same, and the Parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Agreement; (b) waive any and all right to enforce any alleged, non-written amendment to this Agreement; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-written modification of this Agreement.

6. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no persons other than the undersigned and the Released Parties shall be entitled to claim or receive any benefit by reason of this Agreement.

7. Severability. If any one or more of the provisions of this Agreement are deemed unenforceable, the remainder of this Agreement shall remain enforceable in accordance with its original terms to the fullest extent possible.

8. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of each Party's heirs, executors, personal and legal representatives, successors and assigns.

9. Counterparts. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original and all of which together shall constitute one and the same document, binding upon all the Parties hereto notwithstanding that all such Parties are not signatories to the same counterpart. This Agreement shall become effective when all Parties hereto have executed a counterpart hereof. A signature of a Party by facsimile or other electronic transmission shall be deemed to constitute an original and fully effective signature of such Party.

10. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, without regard to its internal choice of law rules.

11. Representation by Counsel. Each Party acknowledges that it is represented and advised by experienced legal counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by each of the Parties in its sole discretion, or has freely chosen, of its own volition, not to engage such counsel. Each of the Parties further acknowledges that its respective legal counsel has reviewed this Agreement and has advised Parties regarding the consequences of entering into this Agreement, or, such Party has chosen, of its own volition, not to have such counsel review the Agreement or advice regarding the Agreement's consequences. The Parties are relying on their own investigations and their own decision-making processes in determining to execute and deliver this Agreement, are not relying on the representations or omissions of each other in so doing, and fully understand the terms and provisions of this Agreement and the documents contemplated by or to be executed and delivered in connection with this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year stated in the preamble of this Agreement.

AMERICAN REBEL HOLDINGS, INC.

By: ______________________________
Charles A. Ross, Jr., CEO,
Authorized Signatory

DIGITAL ALLY, INC.

By: ______________________________
Stanton E. Ross, Chairman and CEO
Authorized Signatory